Nationwide Mutual Funds
Sub-Item 77Q1:  Exhibits
10-31-16 Annual Report

a.
Not Applicable.

b.
Not Applicable.

c.
Not Applicable.

d.
Not Applicable.

e.
Copies of any new or amended Registrant investment advisory
contracts;

 1.
Subadvisory Agreement among the Trust, Nationwide Fund
Advisors and Amundi Smith Breeden, LLC, effective September 25,
2015, previously filed as Exhibit EX-28.d.4.s with the Trust's registration statement on October 14, 2015, is hereby incorporated by reference.

a.
Exhibit A to the Subadvisory Agreement among the
Trust, Nationwide Fund Advisors and Amundi Smith Breeden, LLC,
effective August 1, 2016, previously filed as Exhibit EX-28-d.4.s.1 with the Trust's registration statement on September 30, 2016, is hereby incorporated by reference.

f.
Not Applicable.

g.
Not Applicable.

2